PROSPECTUS SUPPLEMENT                        This Prospectus Supplement, filed
FOR THE PERIOD ENDING                        pursuant to Rule 424(b)(3),
MAY 31, 1998 TO                              relates to Registration Statement
PROSPECTUS DATED                             33-71502-01 and the Prospectus
NOVEMBER 19, 1993                            dated November 19, 1993

                       SECURITIES AND EXCHANGE COMMISSION

                             450 Fifth Street, N.W.
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 15, 1998


                          DISCOVER CARD MASTER TRUST I
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)


Delaware                        0-23108                     Not Applicable
--------                        -------                     --------------
(State of                       (Commission                 (IRS Employer
organization)                   File Number)                Identification No.)


c/o Greenwood Trust Company
12 Read's Way
New Castle, Delaware                            19720
-------------------------------------------------------
(Address of principal executive offices)     (Zip Code)

Registrant's telephone number, including area code: (302) 323-7184


                                 Not Applicable
                 ----------------------------------------------
                 (Former address, if changed since last report)


                                  Page 1 of 134
                         Index to Exhibits is on page 7

Item 5. Other Events

A) Series 1993-1:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1993-1, which is attached as Exhibit 20(a) hereto.

B) Series 1993-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1993-2, which is attached as Exhibit 20(b) hereto.

C) Series 1993-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1993-3, which is attached as Exhibit 20(c) hereto.

D) Series 1994-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1994-2, which is attached as Exhibit 20(d) hereto.

E) Series 1994-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1994-3, which is attached as Exhibit 20(e) hereto.

F) Series 1994-A:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1994-A, which is attached as Exhibit 20(f) hereto.

G) Series 1995-1:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1995-1, which is attached as Exhibit 20(g) hereto.

H) Series 1995-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1995-2, which is attached as Exhibit 20 (h) hereto.

I)   Series 1995-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1995-3, which is attached as Exhibit 20(i) hereto.

J)   Series 1996-1:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1996-1, which is attached as Exhibit 20(j) hereto.

K) Series 1996-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1996-2, which is attached as Exhibit 20(k) hereto.

L) Series 1996-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders' Statement for the May 1998 Due Period with respect to Series 1996-3, which is attached as Exhibit 20(l) hereto.

M) Series 1996-4:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1996-4, which is attached as Exhibit 20(m) hereto.

N) Series 1997-1:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1997-1, which is attached as Exhibit 20(n) hereto.

O) Series 1997-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1997-2, which is attached as Exhibit 20(o) hereto.

P) Series 1997-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1997-3, which is attached as Exhibit 20(p) hereto.

Q) Series 1997-4:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1997-4, which is attached as Exhibit 20(q) hereto.

R) Series 1998-1:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1998-1, which is attached as Exhibit 20(r) hereto.

S) Series 1998-2:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1998-2, which is attached as Exhibit 20(s) hereto.

T) Series 1998-3:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1998-3, which is attached as Exhibit 20(t) hereto.

U) Series 1998-4:
On June 15, 1998 the Registrant made available the Monthly Certificateholders Statement for the May 1998 Due Period with respect to Series 1998-4, which is attached as Exhibit 20(u) hereto.

Item 7.  Financial Statements and Exhibits
(c) Exhibits

Exhibit No.           Description
-----------           -----------
20(a)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-1.

20(b)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-2.

20(c)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-3.

20(d)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-2.

20(e)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-3.

20(f)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-A.

20(g)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-1.

20(h)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-2.

20(i)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-3.

20(j)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-1.

20(k)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-2.

20(l)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-3.

20(m)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-4.

20(n)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-1.

20(o)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-2.

20(p)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-3.

20(q)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-4.

20(r)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-1.

20(s)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-2.

20(t)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-3.

20(u)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-4.

                                   SIGNATURES

    Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                          DISCOVER CARD MASTER TRUST I
                                  (Registrant)

                                        By: GREENWOOD TRUST COMPANY
                                            as originator of the Trust


                                        By:             John J. Coane
                                           -------------------------------------
                                           John J. Coane
                                           Vice President, Director of
                                           Accounting and Treasurer


Date: June 15, 1998

                                        EXHIBIT INDEX

Exhibit No.           Description
-----------           -----------
20(a)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-1.

20(b)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-2.

20(c)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1993-3.

20(d)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-2.

20(e)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-3.

20(f)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1994-A.

20(g)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-1.

20(h)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-2.

20(i)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1995-3.

20(j)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-1.

20(k)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-2.

20(l)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-3.

20(m)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1996-4.

20(n)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-1.

20(o)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-2.

20(p)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-3.

20(q)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1997-4.

20(r)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-1.

20(s)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-2.

20(t)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-3.

20(u)                 Monthly Certificateholders' Statement, related to the Due Period ending
                      May 31, 1998, for Series 1998-4.